UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 2, 2009

MODAVOX, INC.
(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	333-57818	20-0122076
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W University Dr, Suite 231 Tempe, AZ 85281	85281-3291
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 553 5795

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

(a) On August 31, 2009, Modavox issued an update on Intellectual Property and other related matters. A copy of this press release is furnished below in this form 8-K.

Modavox Provides Status Update on Intellectual Property Related Matters

Phoenix and New York, August 31, 2009 - Modavox, Inc. (OTCBB: MDVX), Internet broadcasting pioneer and holder of several patented technologies, provides the following status update on matters related to the legal defense and business application of the company’s intellectual property portfolio.

Modavox continues to make strong progress through extensive investment and management of its market recognition and business application of its Internet technology patent portfolio.

As previously announced earlier this year, the company increased the quality of representation and experts supporting an aggressive and comprehensive patent enforcement strategy, while reducing overall legal costs by using equity compensation in lieu of cash payment. This structure, as well as the strength of Modavox’s patents, has afforded Modavox the resources to pursue a vigorous and pro-active defense of these intellectual property rights. As part of that effort, Modavox and its consultants have studied the patents and determined that infringement is widespread in the primary Internet markets of ecommerce and online advertising. With the acquisition of Augme Mobile now complete, Modavox will now begin expanding the scope of its intellectual property and IP Licensing strategy to include mobile ecommerce, mobile web advertising, and mobile device detection applications.

Modavox continues to rigorously pursue alleged infringers of its patents. In 2007, Modavox filed a lawsuit alleging infringement against behavioral targeting ad company Tacoda, which was purchased by AOL in August 2007 for $275 million. Subsequently, Modavox filed an infringement suit against AOL, Time Warner and Platform A. The Tacoda case is currently proceeding through the Discovery phase. High on Modavox’s priorities is the continued review of Tacoda’s source code by its experts and counsel. On September 2, 2009, Modavox will be conferring with the court on a proposed motion relating to Tacoda’s source code productions. During the week of August 17th, Tacoda’s counsel commenced and completed their first round of depositions, after which the parties briefly discussed settlement.  It was agreed that Modavox will provide a settlement proposal on or about September 8. Modavox will begin its depositions when its experts and counsel have substantially completed their review of Tacoda’s source code and related documents.

As previously announced, on April 28th of 2009, the Company sent a Cease and Desist letter to Yahoo!, Inc. related to their subsidiary company Blue Lithium and its Behavioral Targeting Solution. The Company has had multiple communications on this matter with Yahoo!'s outside legal counsel and has provided substantive information to Yahoo! directly via Modavox's in-house Counsel. Although both parties are bound by confidentiality commitments as to the content of discussions, Modavox perceives these communications to be constructive thus far, and will continue the dialogue with the goal of reaching a fair and amicable resolution in a timely manner.

In addition to the actions taken in defense of its intellectual property rights, the new executive management team is focused on a more aggressive business strategy to grow Modavox revenue around services delivered through its technology platforms. In particular, through Augme Mobile, Modavox now has a unique advertising platform for its intellectual property in the evolving mobile-consumer advertising market.

The Modavox development team has completed the design of the next generation Augme Mobile platform – AdLife v3.0. The new platform will be generally available in the fourth quarter of 2009, and will include technical elements that enable the practical application of behavioral targeting in mobile marketing, thus giving the Augme Mobile division an important competitive advantage and defensible position in this rapidly growing space.

Finally, in a further effort to increase visibility of Modavox's progress in creating shareholder value through an effective IP strategy and an aggressive business growth strategy, the company's Board of Directors has approved an initiative to seek listing on the American Stock Exchange.
About Modavox

Modavox, Inc., the customized communications company, is a pioneer in Internet broadcasting, producing and syndicating online audio and video, offering innovative, effective, and comprehensive online tools for reaching targeted niche communities worldwide. Through patented Modavox technology, Modavox delivers content straight to desktops and Internet-enabled devices. Modavox provides managed access for live and on-demand Internet radio broadcasting, e-learning and rich media advertising. Modavox’s Augme Mobile line of business, based in New York City, offers a comprehensive Web-based marketing platform that provides marketers, brands and advertising agencies the ability to create, deliver, manage and track interactive marketing campaigns targeting mobile consumers (users of mobile phones and portable digital devices) through traditional print advertising channels. Augme Mobile’s AD LIFE™ mobile marketing platform, as enhanced by Modavox technical assets, fulfills the advertiser’s need to offer interactive multimedia mobile content, while simultaneously satisfying the consumer’s desire for easier and more robust mobile connectedness.  For more information, please visit www.modavox.com.

Forward-Looking Statements
This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements.  All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our Form 10-K and other reports filed with the SEC.  We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Modavox, Inc.
Media Relations
212-710-9376
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODAVOX, INC. (Registrant)
Date: September 2, 2009	By:	/s/ MARK SEVERINI
(Mark Severini, Chief Executive Officer)